Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Gelesis Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share, that may be issued under the Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan	457(c) and 457(h)	9,583,570(2)	$4.96 (3)	$47,534,507.20	$0.0000927	$4,406.45
Equity	Common stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Gelesis Holdings, Inc. 2016 Stock Option and Grant Plan	457(h)	9,980,061(4)	$4.55(5)	$45,409,277.55	$0.0000927	$4,209.44
Equity	Common stock, par value $0.0001 per share, that may be issued upon settlement of restricted stock units outstanding under the Gelesis Holdings, Inc. 2016 Stock Option and Grant Plan	457(c) and 457(h)	812,222(6)	$4.96(3)	$4,028,621.12	$0.0000927	$373.46
Equity	Common stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Gelesis Holdings, Inc. 2006 Stock Incentive Plan	457(h)	2,613,426(7)	$1.94(8)	$5,070,046.44	$0.0000927	$470.00
Total Offering Amounts					$102,042,452.31		—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$9,459.35

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share of the Registrant (the “Common Stock”) that may become issuable under the Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”), the Gelesis Holdings, Inc. 2016 Stock Option and Grant Plan (the “2016 Plan”) assumed by the Registrant in connection with the Registrant’s business combination on January 13, 2022 pursuant to and in accordance with the Business Combination Agreement, dated as of July 19, 2021, by and among Capstar Special Purpose Acquisition Corp., CPSR Gelesis Merger Sub, Inc. and Gelesis, Inc., as amended (the “Business Combination”) and the Gelesis Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) assumed by the Registrant in connection with the Business Combination, as a result of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Represents shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan will automatically increase annually on the first day of each calendar year, beginning on January 1, 2023 by an amount equal to four percent (4%) of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, or such lesser amount as determined by the administrator of the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on April 28, 2022, which date is within five business days prior to the filing of this Registration Statement, which was $4.96 per share.

(4)

Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2016 Plan. Following the Business Combination, no further grants will be made under the 2016 Plan.

(5)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $4.55 per share represents the weighted average exercise price per share of outstanding stock options under the 2016 Plan.

(6)

Represents shares of Common Stock that may be issued upon settlement of outstanding restricted stock units under the 2016 Plan. Following the Business Combination, no further grants will be made under the 2016 Plan.

(7)

Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2006 Plan. Following the Business Combination, no further grants will be made under the 2006 Plan.

(8)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $1.94 per share represents the weighted average exercise price per share of outstanding stock options under the 2006 Plan.